No. 502370



The Companies Act 1985

Public Company Limited by Shares






MEMORANDUM AND ARTICLES OF ASSOCIATION

of Huntingdon Life Sciences Group plc

as at 22nd March 2000


Incorporated the 14th day of December 1951

The Companies Act 1985

Public Company Limited by Shares


MEMORANDUM OF ASSOCIATION

of Huntingdon Life Sciences Group plc



1.     The name of the Company is "HUNTINGDON LIFE SCIENCES GROUP plc".

2.     The Company is a public company.

3. The registered office of the Company will be situated in England and Wales.

4.     The objects for which the Company is established are:-

       (a) To act or carry on business as a holding company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee shares, stocks, debentures, debenture stock bonds, loans, obligations or securities of whatsoever nature issued by any company or body corporate wheresoever incorporate or carrying on business and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof;

       (b) To control and co-ordinate the administration and operation of any companies for the time being directly or indirectly controlled by the Company and to provide service of all kinds including managerial and other executive, supervisory and consultant services for or in relation to any company or body corporate upon such terms as the Directors may think fit;

       (c) To acquire and assume for any estate or interest and to take options over, construct, develop or exploit any property real or personal, and rights of any kind and the whole or any part of the undertaking, assets and liabilities of any person.

       (d) To manufacture, process, import, export, deal in and store any goods and other things and to carry on the business of manufacturers, processors, importers, exporters and storers of and dealers in any goods and other things.

       (e) To acquire and exploit lands, mines and mineral rights and to acquire, explore for and exploit any natural resources and to carry on any business involving the ownership or possession of land or other immovable property or buildings of structures thereon and to construct, erect, install, enlarge, alter and maintain buildings, plant and machinery and to carry on business as builders, contractors and engineers.

       (f) To provide services of all descriptions and to carry on business as advisers, consultants, brokers and agents of any kind.

       (g) To advertise, market and sell the products of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind.

      (h)      To  provide  technical,  cultural,  artistic,   educational,
               entertainment or business material, facilities or services and to carry on any business involving any such provision.

      (i) To lend money, and grant or provide credit and financial accommodation, to any person and to carry on the business of a banking, finance or insurance company.

      (j) To invest money of the Company in any investments and to hold, sell or otherwise deal with such investments, and to carry on the business of a property or investment company.

      (k) To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

      (l) To enter into any arrangements with any government or authority or person and to obtain from any such government or authority of person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same.

      (m) To borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

      (n) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligationor by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect to any securities or liabilities of any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associates with the Company.

      (o) To amalgamate or enter into partnership or any profit sharing arrangement with, or to co-operate or participate in any way with, or to take over or assume any obligation of, or to assist or subsidise any person.

      (p) To accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

      (q) To apply for and take out, purchase or otherwise acquire any trade and service marks and names, designs, patents, patent rights, inventions and secret processes and to carry on the business of an inventor, designer or research organisation.

      (r) To sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with, or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.

      (s) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

      (t) To give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustees of any kind and to undertake and execute any trust.

      (u) To pay all the costs, charges and expenses preliminary or incidental to the promotion, formation establishment and incorporation of the Company, and to procure the registration or incorporation of the Company in or under the laws of any place outside England.

      (v) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or who the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments towards insurances or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent, education, social public, general or useful object.

      (w) To cease carrying on or wind up any business or activity of the Company and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

      (x) To distribute any of the property of the Company among its creditors and Members in specie or kind.

      (y) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

      (z) To carry on any other business or activity and do anything of nay nature which in the opinion of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property or assets or otherwise to advance the interests of the Company or its Members.

      (aa) To do all such other things as in the opinion of the Company are or may be incidental or conducive to the attainment of the above objects of any of them.

           AND it is hereby declared that "company" in this clause, except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, "person" shall include any company as any other legal or natural person, "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note warrant, coupon, right to subscribe or convert, or similar right or obligation, "and" and "or" shall mean "and/or" where the context so permits, "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible, and the objects specified int he different paragraphs so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.         The liability of the members is limited.

6. The share capital of the Company is (pound)20,000,000 divided into 400,000,000 Ordinary Shares of 5p each. The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.



NAMES, ADDRESSES and DESCRIPTIONS         NUMBER OF SHARES TAKEN
OF SUBSCRIBERS                            BY EACH SUBSCRIBER



ALASTAIR N. WORDEN,                       ONE

Cromwell House,
Huntingdon.

Consultant Biochemist and
Veterinary Surgeon.


D.M. WORDEN,                              ONE

Cromwell House,
Huntingdon.

Housewife


C.N. WORDEN,                              ONE

Cromwell House,
Huntingdon.

Schoolmaster (Retired)



DATED this 1st day of December 1951

WITNESS to the above signatures:-

           HAROLD WORDEN
           Solicitor,
           Blackpool.

                                    I N D E X

                                              Article No         Page No

Accounting Records                            156-157              38
Alternate Directors                               106            23-24
Auditors                                      158-159            38-39
Authentication of Documents                       136               33
Borrowing Powers                                  119            28-30
Calls on Shares                                 21-27              6-7
Capitalisation of Profits                         153               37
Destruction of Documents                         168             40-41
Directors:    Age of                             105                23
              Alternate                          106             23-24
              Appointment and Removal          88-92             19-20
              Borrowing Powers                   119             28-30
              Disqualification                    95             20-21
              Executive Directors            100-104                22
              Expenses                            94                20
              Interests                      107-108             24-26
              Number of                           86                19
              Powers - borrowing                 119             28-30
                       general               109-118             26-28
              Proceedings of Board           120-131             30-32
              Qualification, Shareholding         87                19
              Remuneration                     93-94                20
              Rotation                         96-99              21-22
Dividends                                    137-151              33-37
Employees                                        172                 42
Executive Directors                          100-104                 22
Forfeiture                                     28-34                7-8
Form of Registers                                155                 38
General Meetings:                              54-55                 12
      Notice of                                56-57              12-13
      Proceedings at                           58-66              13-14
      Voting at                                67-79              14-18
Indemnity                                        171                 41
Interpretation                                     2                1-3
Notices                                      160-167              39-40
Proxies                                        80-85              18-19
Record Dates                                     154                 38
Registered Office                                  4                  3
Reserves                                     152-153                  37
Seals                                        14, 134-135          27, 33
Secretary                                    132-133                  32
Service of Notices etc                       160-167               39-40
Share Capital:                                     3                   3
         Alteration of                            53               11-12
         Increase of                           51-52                  11
 Shares:                                        9-12                   4
        Calls on                               21-27                 6-7
        Certificates                           13-17                 4-5
        Equitable interests not recognised        11                   4
        Forfeiture                             28-34                 7-8
        Issue                                   9-10                   4
        Lien                                   18-20                 5-6
        Purchase of own                           53               11-12
  Rights - general                               5-6                  3
           variation of                          7-8                3-4
Transfer                                       35-43                8-9
Transmission                                  44-48                9-10
Table A                                            1                  1
Untraced Shareholders                          49-50                 10
Voting                                         67-79              14-18
Winding Up                                   169-170                 41

The Companies Act 1985

Public Company Limited by Shares


ARTICLES OF ASSOCIATION

of Huntingdon Life Sciences Group plc


                                     TABLE A

1. No regulations set out in any schedule to any statute concerning companies shall apply as regulations or articles of the Company.

                                 INTERPRETATION

2.         In these Articles unless the context otherwise requires:-

           "these Articles" means these Articles of Association in their present form or as from time to time altered;

           "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which a quorum is present;

           "the Companies Acts" means every statute or statutory instrument from time to time in force concerning companies insofar as the same applies to the Company;

           "CREST Regulations" means the Uncertificated Securities Regulations 1995.

           "Executive Director" means an Executive Chairman, Chief Executive Director, Joint Chief Executive Director, Managing Director, Joint Managing Director or Assistant Managing Director of the Company or a Director who is the holder of any other employment or executive office with the Company;

           "Member" in relation to shares means the member whose name is entered in the register of members as the holder of the shares;

           "Office" means the registered office of the Company for the time being;

           "Operator" means CRESTCo. Limited or such other person as may from time to time be approved by HM Treasury as Operator under the CREST Regulations;

           "Operator instruction" means a properly authenticated dematerialised instruction attributable to the Operator;

           "participating security" means a security title to units of which is permitted by the Operator to be transferred by means of a relevant system;

           "relevant system" means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the CREST Regulations;

           "Seal" means the common seal of the Company;

           "Secretary" means any person qualified in accordance with the Companies Acts, appointed by the Board to perform any of the duties of the Secretary including a joint, temporary or assistant Secretary;

           "Securities Seal" means an official seal kept by the Company by virtue of Section 40 of the Companies Act 1985;

           "Transfer Office" means the place where the register of members is situate for the time being;

           "United Kingdom" means Great Britain and Northern Ireland;

           the  expressions   "debenture"  and  "debenture   holder"  shall
           include  debenture  stock  and  debenture stockholder respectively;

           the expression "paid up" means paid up or credited as paid up;

           the expression "recognised clearing house" and "recognised investment exchange" shall mean such bodies as shall be granted recognition under the Financial Services Act 1986;

           subject as aforesaid any words or expressions defined in the Companies Acts in force at the date when these Articles or any part thereof are adopted shall bear the same meaning in these Articles or such part (as the case may be);

           where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective;

           words denoting the singular shall include the plural and vice versa;

           words denoting the masculine shall include the feminine and vice versa;

           words denoting persons shall include corporations;

           references to any statute or statutory provision or statutory instrument shall be construed as relating to any modification or re-enactment thereof for the time being in force;

           references to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively to that share being a certificated or an uncertificated unit of a security for the purposes of the CREST Regulations.

                                  SHARE CAPITAL

3. The authorised share capital of the Company at the date of the adoption of these Articles is (pound)20,000,000 divided into 400,000,000 ordinary shares of 5p each.


                                REGISTERED OFFICE

4. The Office shall be at such place in England as the Board shall from time to time appoint.


                                  SHARE RIGHTS

5. Subject to the provisions of the Companies Acts and to any rights attached to any shares or class of shares, and in particular to those conferring rights of pre-emption and without prejudice to any rights attached to any shares or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other rights or subject to such restrictions, whether as regards dividend, voting, return of capital or otherwise, as the Company may by ordinary resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

6. Subject to the provisions of the Companies Acts and to any rights attached to any shares or class of shares any shares may, with the sanction of a specialresolution, be issued on terms that they are, or at the option of the Company or the Member are liable, to be redeemed on such terms and in such manner as may be provided for by these Articles.

                               VARIATION OF RIGHTS

7. Subject to the provisions of the Companies Acts all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class. To any such separate general meeting (and to any separate meeting of the holders of shares of a particular class convened otherwise than in connection with the variation or abrogation of the rights attached to shares of that class) all the provisions of these Articles as to general meetings of the Company and the proceedings thereat shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy not less than one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of such holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum and for the purposes of this Article one holder present in person or by proxy may constitute a meeting. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

8. The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto or by the purchase by the Company of its own shares.

                                     SHARES

9. Subject to the provisions of the Companies Acts and these Articles, all unissued shares of the Company shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

10. The Company may exercise all powers of paying commissions conferred or permitted by the Companies Acts and the commissions may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

11. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except only as otherwise provided by these Articles or by law) the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share or any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

12. The Board may refuse to register an allotment of shares (whether fully paid or not) in favour of more than four persons jointly. If the Board refuses to register an allotment it shall within two months after the date on which either the letter of allotment was lodged with the Company (in the case of shares in certificated form) or the Operator instruction was received by the Company (in the case of shares held in uncertificated form) send to the allottee notice of the refusal. The Board may at any time after the allotment of any share but before any person has been entered in the register of members as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

                               SHARE CERTIFICATES

13. Any person whose name is entered in the register of members in respect of any shares in certificated form of any one class upon the issue or transfer thereof shall be entitled without payment within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within five business days after lodgment of a transfer or (in the case of a transfer of partly-paid shares) within two months after lodgment of a transfer to one certificate for all his shares of any one class or (upon payment of such charges as the Board from time to time determines) several certificates each for one or more of his shares of any one class.

Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu without payment. Provided that the Company shall not be bound to register more than four persons as the joint holders of any shares.

14. If a share certificate is defaced, worn out, lost or destroyed it may be replaced on request with a new certificate representing the same shares but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company and, in case of defacement or wearing out, on delivery of the old certificate to the Company. In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

15. All forms of certificate for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under a Seal or otherwise executed by the Company in a manner permitted by the Companies Actsand shall specify the number and class of shares to which it relates and the amount paid up thereon. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificate by some mechanical means or may be printed thereon or that such certificates need not be signed by any person. No certificate shall be issued representing shares of more than one class. No certificate shall normally be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange.

In the case of a share held jointly by several persons in certificated form, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

16. Any two or more certificates representing shares of any one class held by any Member may at his request be cancelled and a single new certificate for such shares issued in lieu upon payment of such charges as the Board from time to time determines.

17. If any Member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Board may, if it thinks fit and upon payment of such charges as it may from time to time determine, comply with such request.

                                      LIEN

18. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share, in respect of such share. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to all dividends and other moneys payable in respect of it.

19. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

20. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the amount in respect of which the lien exists so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of such sale of the shares. For giving effect to any such sale the Board may authorise some person to transfer the shares sold to or in accordance with the direction of the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                 CALLS ON SHARES

21. The Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or, when permitted, by way of premium) but, subject always to, he terms of issue thereof, and each Member shall (subject to the Company serving upon him at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may, before receipt by the Company of a sum due thereunder, be revoked or postponed in whole or in part as the Board may determine. A Member shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

22. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

23. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

24. If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 15 per cent per annum, as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

25. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same become payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

26. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

27. The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate, not exceeding (unless the Company by ordinary resolution shall otherwise direct) 15 per cent per annum, as may be agreed upon between the Board and the Member paying such sum in advance.

                              FORFEITURE OF SHARES

28. If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

29. The notice shall name a further day (not being less than seven days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call was made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

30. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made,be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

31. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

32. Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the Company and may, subject to the provisions of the Companies Acts, be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled on such terms as the Board may think fit.

33. A person whose shares have been forfeited shall thereupon cease to be a Member in respect of the forfeited shares, and shall surrender to the Company for cancellation the certificates for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at the rate of 15 per cent per annum (or such lower rate as the Board may determine) from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or waive payment in whole or in part.

34. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or sold to satisfy a lien on the date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

35. Subject to such of the restrictions of these Articles as may be applicable, any Member may transfer all or any of his shares which are in certificated form by an instrument of transfer in the usual common form or in any other form which the Board may approve.

36. All transfers of shares which are in uncertificated form may be effected by means of a relevant system.

37. The instrument of transfer of a share shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof. All instruments of transfer, when registered, may be retained by the Company. Any instrument of transfer which the Board declines to register shall (in the absence of suspected fraud or crime involving dishonesty in relation to the transfer) be returned to the person presenting the same.

38. The registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine and either generally or in respect of any class of shares. The register of members shall not be closed for more than thirty days in any year except that in respect of shares which are participating securities, the register shall not be closed without the consent of the Operator.

39. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share in a certificated form which is not a fully paid share provided that any such refusal does not prevent dealing in partly-paid shares from taking place on an open and proper basis.

40. The Board may refuse to register a transfer of shares (whether fully-paid or not) made to or by an infant or patient within the meaning of the Mental Health Act 1983 or in favour of more than four persons jointly.

41. The Board may decline to recognise any instrument of transfer relating to shares in certificated form unless the instrument of transfer is duly stamped, is in respect of only one class of share and is lodged at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do). In the case of a transfer in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

42. If the Board refuses to register a transfer it shall within two months after the date on which either the transfer was lodged with the Company (in the case of shares held in certificated form) or the Operator instruction was received by the Company (in the case of shares held in uncertificated form) send to the transferee notice of the refusal.

43. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share or otherwise making any entry in the register of members relating to any share.

                             TRANSMISSION OF SHARES

44. Subject to the Companies Acts, the Board may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.

45. Provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such provisions are inconsistent with:

(a)      the holding of shares of that class in uncertificated form;
(b) the transfer of title to shares of that class by means of a relevant system; or
(c)      any provision of the CREST Regulations.

46. In the case of the death of a Member the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

47. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may, subject as hereinafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death or bankruptcy of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer signed by such Member.

48. Save as otherwise provided by or in accordance with these Articles a person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Board may at any time give notice requiring him to transfer the share and if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.


                              UNTRACED SHAREHOLDERS

49. The Company shall be entitled to sell the share of a Member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:-

   a) during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (b) below (or if published on different dates, the first thereof) no communication has been received by the Company from the Member or the person entitled by transmission or otherwise by operation of law and no cheque or warrant sent by the Company through the post in a pre-paid cover addressed to the Member or to the person entitled by transmission or otherwise by operation of law to the shares at his address on the register of members or otherwise supplied by him pursuant to these Articles or otherwise the last known address given by the Member or the person entitled by transmission or otherwise by operation of law to which cheques and warrants are to be sent has been cashed or other directed payment system has worked and at least three dividends in respect of the shares in question have become payable and no dividend in respect of those shares has been claimed; and

   b) the Company shall on expiry of the said period of twelve years have inserted advertisements in both a national newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (a) above is located giving notice of its intention to sell the said shares; and

   c) during the period of three months following the publication of the said advertisements the Company shall have received no communication from such Member or person; and

   d) notice shall have been given to The Stock Exchange in London of its intention to make such sale.

50. To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission or otherwise by operation of law to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Board may from time to time think fit.


                               INCREASE OF CAPITAL

51. The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

52. The new shares shall be subject to all the provisions of these Articles with reference to allotment, lien, the payment of calls, forfeiture, transfer, transmission and otherwise.


                             ALTERATIONS OF CAPITAL

53.

   (a)     The Company may from time to time by ordinary resolution:-

           (i) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

           (ii) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Companies
                    Acts) and so that the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division one or more of the shares may have any such preferred or other special rights over, or may have such deferred or qualified rights or be subject to any such restrictions as compared with, the other or others as the Company has power to attach to unissued or new shares;

           (iii) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its authorised share capital by the amount of the shares so cancelled.


   (b) Subject to the provisions of the Companies Acts and to any confirmation or consent required by law, the Company may reduce its authorised and issued share capital or any capital redemption reserve, any share premium account or other undistributable reserve in any manner.

   (c) Subject to the provisions of the Companies Acts and these Articles and to any confirmation or consent required by law, the Company may from time to time purchase its own shares (including any redeemable shares) provided that if there are in issue any convertible shares of the Company, then no purchase by the Company of any of its own shares shall take place unless it has been sanctioned by an extraordinary resolution passed at a separate class meeting of the holders of each class of convertible shares. Neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividend or capital conferred by any class of shares.

Whenever as a result of a consolidation or sub-division of shares any Members would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and in particular may sell the shares representing the fractions to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale (subject to retention by the Company of amounts not exceeding (pound)3 (or such other amount as the Board from time to time determines) due to any Member) in due proportion among those Members and the Board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

                                 GENERAL MEETING

54. The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.

55. The Board may, whenever it thinks fit, and shall following a requisition, in accordance with the Companies Acts, proceed to convene an extraordinary general meeting.

                           NOTICES OF GENERAL MEETINGS

56. An annual general meeting and a meeting called for the passing of a special resolution, or, (save as provided in the Companies Acts) a resolution of which special notice has been given to the Company shall be called by not less then twenty-one days' notice in writing and a meeting other than an annual general meeting or a meeting called for the passing of a special resolution shall be called by not less than fourteen days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of special business, the general nature of that business, and there shall appear with reasonable prominence in or by way of note to every such notice or any document accompanying the notice convening the meeting a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and on a poll vote instead of him and that a proxy need not be a Member of the Company. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special or extraordinary resolution shall specify the intention to propose the resolution as a special or extraordinary resolution as the case may be. Notice of every general meeting shall be given in manner hereinafter mentioned to all Members other than such as under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share by reason of the death or bankruptcy of a Member, and also to the auditors for the time being of the Company.


           Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Article, it shall be deemed to have been duly called if it is so agreed:-

(a) in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

(b) in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

57. Any Member present, either personally or by proxy, at any meeting of the Company or class of Members of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

                         PROCEEDINGS AT GENERAL MEETINGS

58. All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:

   (a)     the declaration and sanctioning of dividends;

   (b) the receipt and/or adoption of the accounts the reports of the Directors and auditors and other documents required to be attached or annexed to the accounts;

   (c) the election of Directors in place of those retiring (by rotation or otherwise);

   (d) the appointment of auditors where special notice of the resolution for such appointment is not required by the Companies Acts; and

   (e) the fixing of, or the determining of the method of fixing, the remuneration of the auditors.

59. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, at least two Members present in person or by proxy and entitled to vote shall be a quorum for all purposes. A corporation being a Member shall be deemed for the purpose of these Articles to be present in person if represented by proxy or in accordance with the provisions of the Companies Acts.

60. The Board may make arrangements for Members or their proxies to participate in any general meeting by means of a form of audio-visual link. Such persons shall be deemed to be present at the general meeting and the chairman of the meeting shall make appropriate arrangements for such persons to vote on any show of hands or poll as the case may require.

61. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, or if during the meeting a quorum ceases to be present the meeting, if convened on the requisition of the Members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine.

62. Each Director shall be entitled to attend and speak at any general meeting of the Company.

63. The Chairman (if any) of the Board or, in his absence, a Deputy Chairman (if any) shall preside as chairman at every general meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman nor a Deputy Chairman is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present, he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

64. The chairman of any meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) to another time or place where it appears to him that the Members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting or are otherwise unable to see, listen to and participate in the proceedings by the use of any form of audio-visual link or the conduct of persons present prevents or is likely to prevent the orderly continuation of business or an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. The chairman of any meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for thirty days or more or sine die, not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

     Save as expressly provided by these Articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

65. The Board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction which it or he (as appropriate) considers appropriate to ensure the security and orderly conduct of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items which may be taken into the meeting place. The Board, and at any general meeting the chairman, is entitled to refuse entry to or eject a person who refuses to comply with these arrangements, requirements or restrictions or who disrupts the proper and orderly conduct of the meeting.

66. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

                                     VOTING

67. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is duly demanded. Subject to the provisions of the Companies Acts a poll may be demanded by:-

(a)        the chairman of the meeting; or

(b) at least three Members present in person or by proxy and entitled to vote; or

(c) any Member or Members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all Members having the right to attend and vote at the meeting; or

(d) any Member or Members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

           Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution.

68. If a poll is duly demanded and is not withdrawn pursuant to Article 70 it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

69. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than 30 days after the date of the demand) and place as the chairman shall direct. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be Members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

70. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded, and it may be withdrawn with the consent of the chairman at any time before the taking of the poll. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

71.        On a poll votes may be given either personally or by proxy.

72. A person entitled to more than one vote on a poll need not if he votes use all his votes or cast all the votes he uses in the same way.

73. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote.

74. Subject to any special terms as to voting upon which any shares may be issued or may for the time being be held, on a show of hands every Member who is present in person at a general meeting of the Company shall have one vote, and on a poll every Member who is present in person or by proxy shall have one vote for every (pound)0.05 nominal amount of share capital of which he is the holder.

75. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding. 76. Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any Member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, upon or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person on behalf of such Member to vote in person or by proxy at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

77. For the purpose of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting.

78.
(a) No Member shall, unless the Board otherwise determines, be entitled to vote at any general meeting or meeting of the holders of any class of shares of the Company either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company or of holders of any class of shares of the Company unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

(b) If any Member, or any other person appearing to be interested in shares held by such Member, has been duly served with a notice under Section 212 of the Companies Act 1985 and is in default for the prescribed period in supplying to the Company the information thereby required, then (unless the Board otherwise determines) in respect of:-

 (i) the shares comprising the shareholding account in the register of members which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the "default shares", which expression shall include any further shares which are issued in respect of such shares); and

(ii)     any other shares held by the Member;

the Member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred other than pursuant to an approved transfer or pursuant to paragraph (c)(ii)below be entitled to vote either personally or by proxy at a shareholders' meeting or to exercise any other right conferred by membership in relation to shareholders' meetings.

(c) where the default shares represent at least 0.25 per cent of the issued shares of the class concerned, then the Board may in its absolute discretion by notice ("a direction notice") to such Member direct that:-

(i) any dividend (including a scrip dividend) or other money which would otherwise be payable on such shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the Member; and/or

(ii) no transfer of any of the shares held by such Member shall be registered unless the transfer is an approved transfer or:-

(A) the Member is not himself in default as regards supplying the information requested; and

(B) the transfer is of part only of the Member's holding and when presented for registration is accompanied by a certificate by the Member in a form satisfactory to the Board to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are default shares.

      Upon the giving of a direction notice its terms shall apply accordingly. The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(d) Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Board so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the Member). Any direction notice shall cease to have effect in relation to any shares which are transferred by such Member by means of an approved transfer or in accordance with paragraph (c)(ii) above.

(e)      For the purpose of this Article:-

                    (i) a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification under the said Section 212 and either (A) the Member has named such person as being so interested or (B)(after taking into account the response of the Member to the notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(iii) the prescribed period is 14 days from the date of service of the said notice under Section 212;

(iii)    a transfer of shares is an approved transfer if but only if:-

(A)              it  is a  transfer  of  shares  to an
                 offeror  by  way or in  pursuance  of
                 acceptance of a takeover  offer for a
                 company  (as defined in Part XIIIA of
                 the Companies Act 1985); or

(B)              the  Board  is  satisfied   that  the
                 transfer  is made  pursuant to a bona
                 fide   sale  of  the   whole  of  the
                 beneficial ownership of the shares to
                 a party unconnected with a Member and
                 with other  persons  appearing  to be
                 interested in such shares; or

(C)              the transfer results from a sale made
                 through   a   recognised   investment
                 exchange (as defined in the Financial
                 Services   Act  1986)  or  any  stock
                 exchange  outside the United  Kingdom
                 on which  the  Company's  shares  are
                 normally traded.

(f) Nothing contained in this Article shall limit the power of the Directors under section 216 of the Companies Act 1985.

79. No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. Any objection made in due time shall be referred to the chairman of the meeting and shall only vitiate the result of the voting if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman shall be final and conclusive.

                                     PROXIES

80. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. The signature on such instrument need not be witnessed.

Subject to the Companies Acts and if and on the terms that the Board so determines an instrument appointing a proxy may be delivered electronically to an electronic address or facsimile number designated by the Company for this purpose, in which case the requirements of these Articles that an instrument appointing a proxy be signed or executed in any particular way or (as the case may require) be in writing shall not apply.

81.        A proxy need not be a Member.

82. Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present or deemed present thereat.

83. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered in the manner and to the location specified in or by way of note to the notice or in any document accompanying the notice convening the meeting (or if no manner or location is so specified by delivery to the Transfer Office) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. Provided that, subject as hereinafter provided, an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. An instrument of proxy may be revoked in writing or if the Board so permits by electronic mail or telephone not less than forty eight hours or such lesser time as the Board may determine prior to the commencement of a meeting.

84. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit but shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

85. A vote given or a demand for a poll made by proxy in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or (subject as provided in Article 83) by revocation of the instrument of proxy or of the authority under which it was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the place at which instruments of proxy must be delivered in accordance with Article 83 or, subject as otherwise provided herein, that no transfer shall have been registered by the Company one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

                               NUMBER OF DIRECTORS

86. Unless and until otherwise determined by ordinary resolution of the Company, the Directors shall be not less than two and there shall be no maximum number.

                      DIRECTORS' SHAREHOLDING QUALIFICATION

87.        No shareholding qualification for Directors shall be required.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

88. Subject to the provisions of these Articles, the Company may by ordinary resolution appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles.

89. Without prejudice to the power of the Company in general meeting in pursuance of any of the provisions of these Articles to appoint any person to be a Director, the Board shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed by the Board shall hold office only until the next following annual general meeting and shall then be eligible for re-appointment but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at such meeting.


90. The Company may in accordance with and subject to the provisions of the Companies Acts by ordinary resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

91. No person other than a Director retiring at the meeting shall, unless recommended by the Board, be appointed a Director at any general meeting unless, not less than seven and not more than forty-two clear days before the day appointed for the meeting, there has been given to the Secretary notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given of his intention to propose such person for appointment and also notice in writing signed by the person to be proposed of his willingness to be appointed.

92. A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at a general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

                            REMUNERATION OF DIRECTORS

93. The Directors (other than those holding executive office in the Company or any subsidiary of the Company) shall be entitled to remuneration for their services as Directors in such amount as the Directors may determine not exceeding in aggregate (pound)150,000 per annum (or such higher amount as may from time to time be determined by the Company by ordinary resolution) and such remuneration shall be apportioned amongst them as the Directors may determine. In addition to the foregoing, any Director resident outside the United Kingdom and not holding full-time salaried employment in the Company or any subsidiary of the Company may be paid such extra remuneration as the Directors may determine. Any fee payable pursuant to this Article shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to other provisions of these Articles and shall accrue from day to day.

94. Each Director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board or committees of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company and shall be paid all expenses properly incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

                          DISQUALIFICATION OF DIRECTORS

95. Without prejudice to the provisions for retirement by rotation hereinafter contained, the office of a Director shall be vacated in any of the events following, namely:-

(a) if (not being a Director who has agreed to serve as a Director for a fixed term) he resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board;

(b) if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

(c) if, without leave, he is absent from meeting of the Board (whether or not an alternate Director appointed by him attends) for twelve consecutive months, and the Board resolves that his office is vacated;

(d) if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the Court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

(e)        if he is prohibited by law from being a Director;

(f) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Articles;

         if he shall be removed from office by notice in writing served upon him signed by at least three-quarters of his co-Directors, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company;

(h) if in the case of a Director who holds any executive office, he ceases to hold such office (whether because his appointment is terminated or expires) and the majority of his co-Directors so resolve.

                                           ROTATION OF DIRECTORS

96. At every annual general meeting one-third of the Directors for the time being or, if their number is not a multiple of three, then the number nearest to but not exceeding one-third shall retire from office.

97. Subject to the provisions of the Companies Acts, the Directors to retire on each occasion shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-appointment. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last appointment or re-appointment but as between persons who became or were last re-appointed Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. In addition, any Director who would not otherwise be required to retire shall retire by rotation at the third annual general meeting after his last appointment or re-appointment.The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at a date not earlier than twenty-eight days before the date of the notice convening the annual general meeting, and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after such date but before the close of the meeting.

98. A Director who retires at an annual general meeting shall be eligible for re-appointment. If he is not re-appointed he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

99. Subject to the provisions of these Articles, the Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by appointing the retiring Director or some other person eligible for appointment thereto and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-appointed, unless at such meeting it is expressly resolved not to fill such vacated office or a resolution for the re-appointment of such Director shall have been put to the meeting and lost or such Director has given notice in writing to the Company that he is unwilling to be re-elected or the default is due to the moving of a resolution in contravention of Article 92.

                               EXECUTIVE DIRECTORS

100. The Board may from time to time appoint one or more of its body to be Executive Chairman, Chief Executive Director, Joint Chief Executive Director, Managing Director, Joint Managing Director or Assistant Managing Director or to hold any other employment or executive office with the Company for such period (subject to the provisions of the Companies Acts) and upon such terms as the Board may determine and may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

101. The appointment of any Director to the office of Chairman or Executive Chairman or Deputy Chairman or Chief Executive or Joint Chief Executive Managing or Joint Managing or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

102. The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

103. The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit (which may include authority to delegate any of the powers so entrusted or conferred), and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.


104. Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Board, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such remuneration or extra remuneration by way of salary, commission or otherwise as the Board may determine.

                                AGE OF DIRECTORS

105. No person shall be disqualified from being appointed a Director and no Director shall be required to vacate that office by reason only of the fact that he has attained the age of 70 years or any other age, nor shall it be necessary to give special notice under the Companies Acts of any resolution appointing, re-appointing or approving the appointment of a Director by reason of his age, but at every subsequent annual general meeting of the Company after a Director shall have attained the age of 70 or more, that Director shall retire from office and that Director may be proposed for re-appointment and the Board shall give notice of his having attained such age in the notice convening the meeting or in any document sent therewith, but the accidental omission to give such notice shall not invalidate any proceedings at that meeting or any appointment or re-appointment of such Director thereat.

                               ALTERNATE DIRECTORS
106.

(a) Each Director shall have the power to appoint any person to be his alternate Director and may at his discretion remove such alternate Director. If such alternate Director is not another Director, such appointment, unless previously approved by the Board, shall have effect only upon and subject to it being so approved. Any appointment or removal of an alternate Director shall be effected by notice in writing signed by the appointor and delivered to the Office or tendered at a meeting of the Board. An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director.

(b) Every person acting as an alternate Director shall (except as regards power to appoint an alternate Director and remuneration) be subject in all respects to the provisions of these Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director may be paid expenses and shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but shall not be entitled to receive from the Company any remuneration in his capacity as an alternate Director except only such part (if any) of the remuneration otherwise payable to the Director appointing him as such Director may by notice in writing to the Company from time to time direct.

(c) Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

(d) An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director provided that, if at any meeting any Director retires by rotation or otherwise but is re-appointed at the same meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired. The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office.

                              DIRECTORS' INTERESTS
107.
(a) A Director who is in any way, whether directly or indirectly, interested in any contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at a meeting of the Board in accordance with the Companies Acts.

(b) Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at the meeting in relation to any resolution on which he is debarred from voting.

(c) Subject to the provisions of the Companies Acts, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

           (i) the giving of any security, guarantee or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiaries;

           (ii) the giving of any security, guarantee or indemnity in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

           (iii) any contract or arrangement by a Director to participate in the underwriting or sub-underwriting of any offer of shares, debentures or other securities of the Company or any of its subsidiaries for subscription, purchase or exchange;

           (iv) any contract or arrangement concerning any other company in which the Director and any person connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 198 to 211 of the Companies Act 1985) representing one per cent or more of either any class of the equity share capital, or the voting rights, in such company. For the purpose of this paragraph, there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder;

           (v) any arrangement for the benefit of the employees of the Company or any of its subsidiaries which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

           (vi) any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of inter alia any Directors of the Company.

(d) Subject to the provisions of the Companies Acts, and provided that he has disclosed to the Board the nature and extent of any interest of his, a Director notwithstanding his office:-

           (i) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

           (ii) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

           (iii) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

For the purposes of this Article:-

           (i) a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

           (ii) an interest of a person who is, for any purpose of the Companies Acts (excluding any such modification thereof not in force when these Articles became binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director otherwise has; and

           (iii) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

(e) Subject to the provisions of sub-clause (f) of this Article, a Director shall not vote or be counted in the quorum present on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.

(f) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) or the termination of appointment (including fixing or varying the terms of such termination) of two or more Directors to or from offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and counted in the quorum) in respect of each resolution except that concerning his own appointment or termination of appointment.

(g) Any Director may act by himself or by his firm in a professional capacity for the Company or any company in which the Company is interested, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

(h) If any question shall arise at any time as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting (or if the Director concerned is the chairman to the other Directors at the meeting) and his or their ruling (as the case may be) shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed.

108. Without prejudice to the provisions of Article 171 the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or of any other such company or subsidiary undertaking are interested, including
(without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any other such company, subsidiary undertaking or pension fund.

                         POWERS AND DUTIES OF THE BOARD

109. The business of the Company shall be managed by the Board, and may exercise all such powers of the Company as are not by the Companies Acts or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Companies Acts and of the regulations of these Articles being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by special resolution. No alteration of these Articles shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

110. The Board may establish local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

111. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

112. The Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

113. The Board may from time to time appoint any person to any office or employment having a designation or title including the word "Director" or attach to any existing office or employment with the Company such a designation or title and may at any time determine any such appointment or the use of any such designation or title. The inclusion of the word "Director" in the designation or title of any such office or employment with the Company shall not imply that the holder thereof is a Director of the Company nor shall such holder thereby be empowered in any respect to act as a Director of the Company or be deemed to be a Director for any of the purposes of these Articles.

114. The Company may exercise all the powers conferred by the Companies Acts with regard to having official seals, and such powers shall be vested in the Board.

115. Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place, and the Board may make and vary such regulations as it may think fit respecting the keeping of any such register.

116. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

117. The Board shall cause minutes or records to be made in the books provided for the purpose:-

(a) of all appointments of officers and committees made by the Board and of any salary or remuneration;

(b) of the names of the Directors present at each meeting of the Board or committee of the Board, the Company or the holders of any class of shares or debentures of the Company; and

(c)        of all orders, resolutions and proceedings at such meetings.

Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

118. The Board may exercise all the powers of the Company to give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any persons who are or have at any time been Directors of or employed by or in the service of the Company or of any company which is a subsidiary company of the Company or any such subsidiary and to the wives, widows, children and other relatives and dependants of any such persons and may establish, maintain, support, subscribe to and contribute to all kinds of schemes, trusts and funds for the benefit of such persons as are hereinbefore referred to or any of them or any class of them, and so that any Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under such fund or scheme or otherwise).

                                BORROWING POWERS
119.
(a) Subject as hereinafter provided and to the provisions of the Companies Acts, the Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

(b)
           (i) The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (but as regards subsidiaries only in so far as by the exercise of such rights or powers of control the Board can secure) that the aggregate amount from time to time outstanding of all borrowings by the Group (exclusive of borrowings owing by one member of the Group to another member of the Group) shall not, without the previous sanction of an ordinary resolution of the Company, exceed the higher of (pound)75 million and an amount equal to three and a half times the Adjusted Capital and Reserves.

           (ii)     For the purpose of the foregoing restriction:-

                    (A) "the Adjusted Capital and Reserves" means the aggregate from time to time of:-

                         (I) the amount paid up or credited as paid up on the issued share capital of the Company; and

                         (II) the amount standing to the credit of the reserves (including any share premium account, capital redemption reserve and any credit balance on profit and loss account) all as shown by the then latest audited balance sheet but after deducting therefrom any debit balance on profit and loss account (except to the extent that such deduction has already been made) and making adjustments to reflect any variation in the amount of such paid up share capital, share premium account or capital redemption reserve since the date of such audited balance sheet;

                    (B) "borrowings" shall be deemed to include not only borrowings but also the following except in so far as otherwise taken into account:-

                         (I)  the  nominal  amount  of  any  issued
                              share   capital  and  the   principal
                              amount of any  debentures or borrowed
                              moneys,   the   beneficial   interest
                              whereof  is not  for the  time  being
                              owned by a member  of the  Group,  of
                              any   body   whether   corporate   or
                              unincorporate  and the  payment  of a
                              guarantee whereof is the subject of a
                              guarantee or indemnity by a member of
                              the Group;

                         (II)  the  outstanding   amount  raised  by
                               acceptances  by any bank or accepting
                               house  under  any  acceptance  credit
                               opened on behalf and in favour of any
                               member of the Group;

                         (III) the principal  amount of any debenture
                              (whether secured or unsecured) of a
                               member of the Group owned otherwise than by a member of the Group;

                         (IV) the principal amount of any preference share capital of any subsidiary owned otherwise than by a member of the Group; and

                         (V) any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing;

                         but shall be deemed not to include:-

                          (VI) borrowings for the purposes of repaying the whole or any part of borrowings by a member of the Group for the time being outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period;

                          (VII) borrowings for the purpose of financing any contract in respect of which any part of the price receivable by a member of the Group is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade or by any other governmental department fulfilling a similar function,  to an
                                     amount not exceeding that part of the
                                     price receivable  thereunder which is
                                     so guaranteed or insured; and

                          (VIII) amounts borrowed or raised which are for the time being deposited with HM Customs and Excise or any other body designated by any relevant legislation or order in connection with import deposits or any similar governmental scheme to the extent that a member of the Group retains its interest therein;

                    (C) when the aggregate amount of borrowings required to be taken into account for the purposes of this Article on any particular day is being ascertained, any of such moneys denominated or repayable (or repayable at the option of any person other than the Company) in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent at the rate of exchange prevailing on that day in London provided that any of such moneys shall be converted at the rate of exchange prevailing in London six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business);

                    (D) "audited balance sheet" shall mean the audited balance sheet of the Company prepared for the purposes of the Companies Acts unless at the date of the then latest such balance sheet there shall have been prepared for such purposes and audited a consolidated balance sheet of the Company and its subsidiaries (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Companies Acts) and in the latter event "audited balance sheet" shall mean such audited consolidated balance sheet of the Company and such subsidiaries, the references to reserves and profits and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively and there shall be excluded any amounts attributable to outside interests in subsidiaries;

                    (E) the Company may from time to time change the accounting convention on which the audited balance sheet is based, provided any new convention adopted complies with the requirements of the Companies Acts; if the Company should prepare its main audited balance sheet on the basis of one such convention, but a supplementary audited balance sheet or statement on the basis of another, the main audited balance sheet shall be taken as the audited balance sheet for the purposes of this Article;

                    (F) "the Group" means the Company and its subsidiaries (if any).

           (iii) A certificate or report by the auditors for the time being of the Company as to the amount of the Adjusted Capital and Reserves or the amount of any borrowings or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.

(c) Notwithstanding the foregoing, no lender or other person dealing with the Company shall be concerned to see or inquire whether the limit imposed by this Article is observed and no borrowing incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the borrowing was incurred or security given that the limit hereby imposed had been or was thereby exceeded.

                            PROCEEDINGS OF THE BOARD

120. Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.

121. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board meeting shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, but in the absence of any such request it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting either prospectively or retrospectively.

122. The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

123. The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Members may summon a general meeting for the purpose of appointing Directors.

124. The Board may appoint a Chairman and one or more Deputy-Chairman of its meetings and determine the period for which they are respectively to hold such office. If no such Chairman or Deputy- Chairman is appointed, or if at any meeting neither the Chairman nor the Deputy-Chairman is present within five minutes after the time appointed for holding the same, the Directors may appoint one of their number to be chairman of the meeting.

125. If at any time there is more than one Deputy Chairman the right in the absence of the Chairman to preside at a meeting of the Board or of the Company shall be determined as between the Deputy Chairman present (if more than one) by seniority in length of appointment or otherwise as resolved by the Board.

126 A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretion for the time being vested in or exercisable by the Board.

127. The Board may delegate such of its powers or discretion (with power to sub-delegate and including without limitation those involving the award or payment to Directors of remuneration and other benefits) as it may think fit to committees consisting of one or more members of the Board and (if thought fit) one or more persons co-opted as hereinafter provided. Any committees so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed by the Board. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee. The chairman of each committee shall be a Director and in the case of any equality of votes the chairman of the committee shall have a second or casting vote.

128. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulation imposed by the Board under the last preceding Article. Insofar as any such power is so delegated any reference in these Articles to the exercise by the Directors of such powers or discretion shall be read and construed as if it were a reference to such committee.

129. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (provided that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

130. All or any of the Directors or any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear and speak to each other throughout the meeting. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is. Subject to the Companies Acts, all business transacted in such manner by the Board or a committee of the Board shall be deemed to be validly and effectively transacted at a meeting of the Board or a committee thereof nothwithstanding that fewer than two Directors or alternate Directors are physically present at the same place.

131. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee and had been entitled to vote.

                                    SECRETARY

132. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board but without prejudice to any claim for damages for breach of any contract between the Secretary and the Company. If thought fit two or more persons may be appointed as joint secretaries. The Directors may also appoint from time to time on such terms as they think fit one or more assistant or deputy secretaries.

133. A provision of the Companies Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same acting both as Director and as, or in place of, the Secretary.

                                    THE SEALS
134.
(a) The Board shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Board or of a committee authorised by the Board in that behalf.

(b) Each of the Seal and the Securities Seal may be properly affixed to any document by impressing it by mechanical means or by printing it or a facsimile of it on such document or by any other means approved by the Board.

(c) Every instrument to which the Seal shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or that facsimiles of such signatures or either of them shall be printed or applied by any other means thereto.

(d) The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.

135. The Company may exercise the powers conferred by the Companies Acts with regard to having any official seal for use abroad and such powers shall be vested in the Board.

                           AUTHENTICATION OF DOCUMENTS

136. Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee of the Board, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts. Where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee of the Board which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                          DIVIDENDS AND OTHER PAYMENTS

137. Subject to the provisions of the Companies Acts, the Company in general meeting may from time to time declare dividends to be paid to the Members according to their rights and interests in the profits available for distribution, but no dividend shall be declared in excess of the amount recommended by the Board.

138. Subject to the provisions of the Companies Acts, in so far as in the opinion of the Board, the profits of the Company justify such payments, the Board may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time declare and pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as it thinks fit. Provided that the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

139. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share. Dividends may be declared or paid in any currency.

140. No dividend shall be paid otherwise than out of profits available for the purpose in accordance with the provisions of the Companies Acts which apply to the Company.

141. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

142. Subject to the provisions of the Companies Acts where any asset, business or property is acquired by the Company as from a past date (whether such date be before or after the incorporation of the Company) the profits and losses arising therefrom as from such date may at the discretion of the Board in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

143. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event, any one of them may give effectual receipts for any dividend or other money payable or property distributable on or in respect of the share.

144. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

145. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event to any one of such persons) or to such person and such address as such Member or person or persons may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event may in writing direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. In addition, any such dividend or other moneys payable may be paid by any bank transfer system or such other means and to or through such person as the holder or joint holders may in writing direct and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such direction.

146. The Company may cease to send any cheque or warrant through the post or cease to employ any other means of payment for any dividend or other amount payable in respect of any share in the Company if in respect of at least two consecutive payments in respect of such share the cheques or warrants have been returned undelivered or remain uncashed or the other means of payment has failed, or following one such payment and reasonable enquiries by the Company or its agents have failed to establish a new address or amendment to the payment instructions, and the provisions of Article 149 shall mutatis mutandis in the meantime apply provided that, subject to the provisions of these Articles, the Company shall recommence sending cheques or warrants or employing such means of payment in respect of such shares if the person entitled to receive payments in respect thereof so requests in writing.

147.
(a) The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

(b) The Board may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained or otherwise by operation of law entitled to become a Member, or which any person is under those provisions entitled to transfer, until such person shall become a Member in respect of such shares or shall transfer the same.

148. The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the holder thereof (or the person becoming entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or by operation of law or any other event) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

149. Any dividend or other monies payable in respect of a share unclaimed for one year after having become due for payment may be invested or otherwise made use of by the Board for the benefit of the Company until claimed.The payment by the Board of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date such dividend is payable shall be forfeited and shall revert to the Company.

150. The Company may upon the recommendation of the Board by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Board shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties (subject to a retention by the Company of amounts not exceeding (pound)3 (or such other amount as the Board may from time to time determine) due to any Member) and may vest any such specific assets in trustees as may seem expedient to the Board.

151. The Board may, if authorised by an ordinary resolution of the Company, offer any holders of ordinary shares the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:-

(a) An ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the fifth annual general meeting following the date of the meeting at which the ordinary resolution is passed.

(b) The Board may determine the basis of entitlement of each holder of ordinary shares to new ordinary shares to be issued pursuant to this Article and the value of such new ordinary shares may be greater or less than the value of the relevant cash dividend, but shall never be less than the par value of the new ordinary shares.

(c) On or as soon as practicable after announcing that it is to declare or recommend any dividend, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention, and shall, after determining the basis of allotment, if it decides to proceed with the offer, notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which elections must be lodged in order for elections to be effective. The basis of allotment shall be such that no shareholder may receive a fraction of a share. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid shares and/or provisions whereby cash payments may be made to such holders in respect of their fractional entitlements.

(d) The Board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined.

(e) The Board may exclude from any offer any holders of ordinary shares where the Board believes that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made ("the elected ordinary shares") and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the Board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis.

(g) The additional ordinary shares when allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue except that they will not be entitled to participation in the relevant dividend.

(h) The Board may also from time to time establish or vary a procedure for election mandates, under which a holder of ordinary shares may maintain an election in respect of future rights offered to that holder under this Article until the election mandate is revoked in accordance with the procedure and may do all such acts and other things as it may consider necessary or expedient to give effect to this Article including, in its discretion, amending, suspending or terminating any offer in operation.

(i) If the amount of cash dividend remaining payable to a holder in respect of elected ordinary shares is less than (pound)3 (or such other amount as the Board from time to time determine) then, if the Board so resolves, such amount shall not be paid but retained for the benefit of the Company.

                                    RESERVES

152. The Board mayfrom time to time, set aside out of the profits of the Company such sums as it thinks proper which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits. The Board may divide the reserve into special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. In carrying sums to reserve and in applying the same the Board shall comply with the provisions of the Companies Acts.

                     CAPITALISATION OF PROFITS AND RESERVES

153. The Board may, with the sanction of an ordinary resolution of the Company, capitalise any sum standing to the credit of any of the Company's reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the holders of ordinary shares on the register of members at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of ordinary shares and applying such sum on their behalf in paying up in full unissued ordinary shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully-paid up to and amongst them as bonus shares in the proportion aforesaid. The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Board to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned). The Board may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                  RECORD DATES

154. Notwithstanding any other provision of these Articles, but without prejudice to the rights attached to any shares the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

                                FORM OF REGISTERS

155. Any register, index, minute book, book of account or other book required by these Articles or the Companies Acts to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

                               ACCOUNTING RECORDS

156. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the provisions of the Companies Acts. The accounting records shall be kept at the Office or, subject to the provisions of the Companies Acts, at such other place or places as the Board may think fit and shall always be open to inspection by the officers of the Company. No Member (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by the Company in general meeting.

157. Unless the Companies Acts from time to time otherwise permit a copy of every balance sheet and profit and loss account, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditor's report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts or of these Articles,. Provided that this Article shall not require a copy of such documents or any substitute permitted by the Companies Acts to be sent to more than one of joint holders or to any person of whose address the Company is not aware, but any Member or holder of debentures to whom a copy of such documents or any substitute permitted by the Companies Acts has not been sent shall be entitled to receive a copy free of charge on application at the Office.

                                    AUDITORS

158. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Companies Acts PROVIDED THAT (subject to the provisions of the Companies Acts) all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

159. An auditor shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any Member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns him as auditor.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

160. Any notice or document (including a share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid cover addressed to such Member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid or, subject to the Companies Acts, electronically to an electronic address or facsimile number notified to the Company by the shareholder for this purpose, provided that a share certificate may only be delivered personally or by post. In the case of a Member registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of twenty-four hours (or, where second-class mail is employed, forty-eight hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted. Where a notice or document is sent electronically service or delivery is deemed to be effected at the time of transmission and in proving such service or delivery it shall be sufficient to show that the sender's equipment indicates successful transmission. The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceedings shall not invalidate the relevant meeting or other proceeding. Any notice or other document may be served or delivered by the Company by reference to the register of members as it stands at any time not more than 15 days before the date of service or delivery, no change in the register of members after that time shall invalidate that service or delivery. The provisions of Article 146 shall mutatis mutandis apply to any other notices or communications to shareholders. All share certificates and/or other documents of title sent by or to a Member or as he may direct shall be sent at his risk.

161. Any notice given to that one of the joint holders of a share whose name stands first in the register of members in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices shall be disregarded.

162. A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the Member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any Member in pursuance of these Articles shall, notwithstanding that such Member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or first-named joint holder.

163. A Member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company.

164. Any Member present, either personally or by proxy, at any meeting of the Company or class of Members of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

165. Every person who by operation of law, transfer or any other means whatsoever, shall become entitled to any shares shall be bound by every notice (other than a notice served under Article 78 (b) or (c) unless the said Article other wise provides) in respect of such shares which previously to his name and address being entered in the register of members shall have been duly given to the person from whom he derives his title to such shares.

166. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper with appropriate circulation and such notice shall be deemed to have been duly served on all Members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

167. Nothing in any of the preceding seven Articles shall affect any requirement of the Companies Acts that any particular offer, notice or other document be served in any particular manner.

                            DESTRUCTION OF DOCUMENTS

168.       The Company may destroy:-

(a) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation cancellation or notification is recorded by the Company;

c) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

(d) any other document on the basis of which any entry in the register is made at any time after the expiry of six years from the date an entry in the register was first made in respect of it;

and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-

           (i) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

           (ii) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

           (iii) references in this Article to the destruction of any document include references to its disposal in any manner.

                                   WINDING UP

169. The Board shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

170. If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the liquidator may, with the authority of an extraordinary resolution and subject to any provision sanctioned in accordance with the provisions of the Companies Acts, divide amongst Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purposes, set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability and the liquidator may make any provision referred to in, and sanctioned in accordance with the provisions of the Companies Acts.

                                   INDEMNITIES

171. Subject to the provisions of the Companies Acts, every Director, alternate Director, auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise or in relation thereto or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

                                    EMPLOYEES

172. The Board may by resolution exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.